Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

Company Highlights:
•GAAP net income of $0.20 and distributable earnings1 of $0.35, per diluted common share
•Declares cash dividend on common stock of $0.30 per share
•Recognized a significant cash gain of $48.0 million from an equity investment
•Generated ~$360 million of liquidity through continued improvements to the right side of our balance sheet:
•Closed a $1.05 billion collateralized securitization vehicle
•Issued $500.0 million of 7.875% senior unsecured notes due 2030 to repay $287.5 million of convertible senior notes
•In October, unwound CLO 16 with $482.1 million of outstanding notes
•Servicing portfolio of ~$35.17 billion, a 4% increase from last quarter, on agency loan originations of $1.98 billion, our strongest quarter since 4Q20
•Structured loan portfolio of ~$11.71 billion, originations of $956.7 million and runoff of $734.2 million

Uniondale, NY, October 31, 2025 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2025. Arbor reported net income for the quarter of $38.5 million, or $0.20 per diluted common share, compared to net income of $58.2 million, or $0.31 per diluted common share for the quarter ended September 30, 2024. Distributable earnings for the quarter was $72.9 million, or $0.35 per diluted common share, compared to $88.2 million, or $0.43 per diluted common share for the quarter ended September 30, 2024.

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 2
Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2025	June 30, 2025
Freddie Mac	$1,103,120	$150,339
Fannie Mae	872,753	683,206
SFR-Fixed Rate	7,242	23,552
Total Originations	$1,983,115	$857,097

Total Loan Sales	$2,026,815	$807,020

Total Loan Commitments	$2,003,538	$852,766
For the quarter ended September 30, 2025, the Agency Business generated revenues of $81.1 million, compared to $64.5 million for the second quarter of 2025. Gain on sales, including fee-based services, net was $23.3 million for the quarter, reflecting a margin of 1.15%, compared to $13.7 million and 1.69% for the second quarter of 2025. Income from mortgage servicing rights was $15.5 million for the quarter, reflecting a rate of 0.78% as a percentage of loan commitments, compared to $10.9 million and 1.28% for the second quarter of 2025.
At September 30, 2025, loans held-for-sale was $319.2 million, with financing associated with these loans totaling $294.2 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $35.17 billion at September 30, 2025. Servicing revenue, net was $29.7 million for the quarter and consisted of servicing revenue of $47.5 million, net of amortization of mortgage servicing rights totaling $17.8 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	September 30, 2025			June 30, 2025
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$23,468,256	45.3	5.7	$22,999,772	45.8	5.9
Freddie Mac	7,090,516	19.1	6.2	6,100,091	21.3	6.5
Private Label	2,561,736	18.7	4.8	2,599,971	18.7	5.0
FHA	1,492,536	14.0	19.1	1,497,551	14.0	19.9
SFR-Fixed Rate	279,650	20.0	4.1	287,065	20.0	4.2
Bridge	277,935	10.4	2.3	278,116	10.4	2.6
Total	$35,170,629	36.2	6.3	$33,762,566	37.4	6.5

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 3
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $35.4 million for the fair value of the guarantee obligation undertaken at September 30, 2025. The Company recorded a $7.8 million net provision for loss sharing associated with CECL for the third quarter of 2025. At September 30, 2025, the Company’s total CECL allowance for loss-sharing obligations was $60.4 million, representing 0.26% of the Fannie Mae servicing portfolio.
Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	September 30, 2025		June 30, 2025
	UPB	%	UPB	%
Bridge:
SFR	$391,768	41%	$530,986	74%
Multifamily	375,950	39%	103,300	14%
	767,718	80%	634,286	88%

Mezzanine/Preferred Equity	101,281	11%	6,999	1%
Construction - Multifamily	87,742	9%	75,259	11%
Total Originations	$956,741	100%	$716,544	100%

Number of Loans Originated	30		19

Commitments:
Construction - Multifamily	$143,500		$173,000
SFR	25,300		232,384
Total Commitments	$168,800		$405,384

Loan Runoff	$734,209		$519,709

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 4

	Structured Portfolio ($ in thousands)
	September 30, 2025		June 30, 2025
	UPB	%	UPB	%
Bridge:
Multifamily	$8,109,058	69%	$8,404,597	72%
SFR	2,766,284	24%	2,531,841	22%
Other	164,505	1%	169,025	2%
	11,039,847	94%	11,105,463	96%

Mezzanine/Preferred Equity	481,102	4%	400,634	3%
Construction - Multifamily	187,813	2%	100,070	1%
SFR Permanent	—	—%	3,068	<1%
Total Portfolio	$11,708,762	100%	$11,609,235	100%
At September 30, 2025, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $11.71 billion, with a weighted average interest rate of 6.64%, compared to $11.61 billion and 7.03% at June 30, 2025. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 7.27% at September 30, 2025, compared to 7.86% at June 30, 2025. The decrease in rate was primarily due to additional delinquent and modified loans along with a decline in SOFR in the third quarter of 2025.
The average balance of the Company’s loan and investment portfolio during the third quarter of 2025, excluding loan loss reserves, was $11.76 billion with a weighted average yield of 6.95%, compared to $11.53 billion and 7.95% for the second quarter of 2025. The decline in the weighted average yield was primarily due to an $18 million one-time reversal of accrued interest on previously modified loans, along with additional delinquencies and rate modifications in the third quarter of 2025.
During the third quarter of 2025, the Company recorded a $17.5 million net provision for loan losses associated with CECL, which was net of a $5.5 million loan loss recovery. At September 30, 2025, the Company’s total allowance for loan losses was $246.3 million. The Company had twenty-five non-performing loans with a UPB of $566.1 million, before related loan loss reserves of $22.9 million, compared to nineteen non-performing loans with a UPB of $471.8 million, before loan loss reserves of $36.4 million at June 30, 2025.
In addition, at September 30, 2025, the Company had eight loans with a total UPB of $183.1 million (before related loan loss reserves of $15.3 million) that were less than 60 days past due classified as non-accrual, compared to three loans with a total UPB of $56.9 million at June 30, 2025. Interest income on these loans is only being recorded to the extent cash is received.
During the third quarter of 2025, the Company modified 19 loans to borrowers experiencing financial difficulty with a total UPB of $808.6 million, of which 18 loans with a total UPB of $775.2 million, contained interest rates based on pricing over SOFR ranging from 3.10% to 5.00% and were modified to provide temporary rate relief through a pay and accrual feature. At September 30, 2025, these modified loans had a weighted average pay rate of 4.83% and a weighted average accrual rate of

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 5
2.87%. In addition, of the total modified loans for the third quarter, $36.2 million were non-performing at June 30, 2025, and are now current in accordance with their modified terms.
During the third quarter of 2025, the Company recognized a $48.0 million cash gain from one of its equity investment assets.
Foreclosed on two loans with a UPB totaling $122.5 million and sold one $10.1 million real estate owned property. Additionally, in October 2025, the Company foreclosed on an additional five loans with a total UPB of $127.4 million.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2025 was $9.93 billion with a weighted average interest rate including fees of 6.72%, as compared to $9.61 billion and a rate of 6.88% at June 30, 2025. The decrease in the weighted average interest rate was primarily due to a decline in the SOFR rate during the third quarter of 2025.
The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2025 was $9.96 billion, as compared to $9.52 billion for the second quarter of 2025. The average cost of borrowings for the third quarter of 2025 was 7.02%, compared to 6.99% for the second quarter of 2025.
The Company completed a $1.05 billion collateralized securitization secured initially by a portfolio of real estate related assets and cash. Investment grade-rated notes totaling $933.2 million were issued, and the Company retained subordinate interests in the issuing vehicle of $116.8 million. The facility has a two and a half year asset replenishment period and an initial weighted average interest rate of 1.82% over term SOFR, excluding fees and transaction costs.
The Company issued $500.0 million of its 7.875% senior unsecured notes due July 2030 through a private offering. The Company is using the net proceeds of this offering to pay down debt and for general corporate purposes.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of common stock for the quarter ended September 30, 2025. The dividend is payable on November 26, 2025 to common stockholders of record on November 14, 2025.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 343-4136 for domestic callers and (203) 518-9843 for international callers. Please use participant passcode ABRQ325 when prompted by the operator.

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 6
A telephonic replay of the call will be available until November 7, 2025. The replay dial-in numbers are (800) 839-2435 for domestic callers and (402) 220-7212 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last two pages of this release.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 7
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest income	$223,001	$286,522	$703,997	$905,002
Interest expense	184,735	197,710	521,564	624,613
Net interest income	38,266	88,812	182,433	280,389
Other revenue:
Gain on sales, including fee-based services, net	23,340	18,638	49,779	52,752
Mortgage servicing rights	15,538	13,195	34,598	37,928
Servicing revenue, net	29,652	31,142	82,692	92,577
Property operating income	4,189	1,507	14,028	4,521
(Loss) gain on derivative instruments, net	(2,206)	822	1,413	(4,711)
Other income, net	3,650	2,537	12,059	6,955
Total other revenue	74,163	67,841	194,569	190,022
Other expenses:
Employee compensation and benefits	44,169	44,881	131,386	135,411
Selling and administrative	13,698	13,141	44,868	39,897
Property operating expenses	7,296	1,686	17,572	4,948
Depreciation and amortization	5,355	1,944	14,947	6,937
Provision for loss sharing (net of recoveries)	8,256	3,180	14,258	7,787
Provision for credit losses (net of recoveries)	19,694	16,220	47,773	64,903
Total other expenses	98,468	81,052	270,804	259,883
Income before extinguishment of debt, (loss) gain on real estate, income from equity affiliates and income taxes	13,961	75,601	106,198	210,528
Loss on extinguishment of debt	—	—	(2,319)	(412)
(Loss) gain on real estate	(555)	—	(4,813)	3,813
Income from equity affiliates	46,204	3,177	47,224	7,388
Provision for income taxes	(7,594)	(5,233)	(14,583)	(12,726)
Net income	52,016	73,545	131,707	208,591
Preferred stock dividends	10,342	10,342	31,027	31,027
Net income attributable to noncontrolling interest	3,211	5,028	7,828	14,119
Net income attributable to common stockholders	$38,463	$58,175	$92,852	$163,445

Basic earnings per common share	$0.20	$0.31	$0.48	$0.87
Diluted earnings per common share	$0.20	$0.31	$0.48	$0.86

Weighted average shares outstanding:
Basic	193,748,462	188,513,832	192,028,656	188,626,263
Diluted	210,517,762	205,347,309	208,807,751	205,448,479

Dividends declared per common share	$0.30	$0.43	$0.90	$1.29

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 8
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	September 30, 2025
	(Unaudited)	December 31, 2024
Assets:
Cash and cash equivalents	$423,384	$503,803
Restricted cash	122,960	156,376
Loans and investments, net (allowance for credit losses of $246,309 and $238,967)	11,430,418	11,033,997
Loans held-for-sale, net	319,207	435,759
Capitalized mortgage servicing rights, net	344,913	368,678
Securities held-to-maturity, net (allowance for credit losses of $15,883 and $10,846)	155,969	157,154
Investments in equity affiliates	57,298	76,312
Real estate owned, net	471,347	176,543
Due from related party	29,881	12,792
Goodwill and other intangible assets	86,944	88,119
Other assets	444,858	481,448
Total assets	$13,887,179	$13,490,981

Liabilities and Equity:
Credit and repurchase facilities	$4,123,577	$3,559,490
Securitized debt	4,168,152	4,622,489
Senior unsecured notes	1,728,238	1,236,147
Convertible senior unsecured notes	—	285,853
Junior subordinated notes to subsidiary trust issuing preferred securities	145,292	144,686
Mortgage notes payable — real estate owned	190,688	74,897
Due to related party	5,447	4,474
Due to borrowers	39,123	47,627
Allowance for loss-sharing obligations	95,821	83,150
Other liabilities	275,893	280,198
Total liabilities	10,772,231	10,339,011

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,682	633,684
Special voting preferred shares - 16,173,761 and 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 195,710,635 and 189,259,435 shares issued and outstanding	1,957	1,893
Additional paid-in capital	2,454,108	2,375,469
(Accumulated deficit) retained earnings	(92,277)	13,039
Total Arbor Realty Trust, Inc. stockholders' equity	2,997,470	3,024,085
Noncontrolling interest	117,478	127,885
Total equity	3,114,948	3,151,970
Total liabilities and equity	$13,887,179	$13,490,981

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 9
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended September 30, 2025
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$208,254	$14,747	$—	$223,001
Interest expense	176,158	8,577	—	184,735
Net interest income	32,096	6,170	—	38,266
Other revenue:
Gain on sales, including fee-based services, net	—	23,340	—	23,340
Mortgage servicing rights	—	15,538	—	15,538
Servicing revenue	—	47,471	—	47,471
Amortization of MSRs	—	(17,819)	—	(17,819)
Property operating income	4,189	—	—	4,189
Loss on derivative instruments, net	—	(2,206)	—	(2,206)
Other income, net	3,595	55	—	3,650
Total other revenue	7,784	66,379	—	74,163
Other expenses:
Employee compensation and benefits	16,124	28,045	—	44,169
Selling and administrative	6,420	7,278	—	13,698
Property operating expenses	7,296	—	—	7,296
Depreciation and amortization	4,963	392	—	5,355
Provision for loss sharing	—	8,256	—	8,256
Provision for credit losses (net of recoveries)	17,470	2,224	—	19,694
Total other expenses	52,273	46,195	—	98,468
(Loss) income before loss on real estate, income from equity affiliates and income taxes	(12,393)	26,354	—	13,961
Loss on real estate	(555)	—	—	(555)
Income from equity affiliates	46,204	—	—	46,204
Provision for income taxes	(1,312)	(6,282)	—	(7,594)
Net income	31,944	20,072	—	52,016
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	3,211	3,211
Net income attributable to common stockholders	$21,602	$20,072	$(3,211)	$38,463
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 10
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	September 30, 2025
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$100,537	$322,847	$423,384
Restricted cash	93,210	29,750	122,960
Loans and investments, net	11,430,418	—	11,430,418
Loans held-for-sale, net	—	319,207	319,207
Capitalized mortgage servicing rights, net	—	344,913	344,913
Securities held-to-maturity, net	—	155,969	155,969
Investments in equity affiliates	57,298	—	57,298
Real estate owned, net	471,347	—	471,347
Goodwill and other intangible assets	12,500	74,444	86,944
Other assets and due from related party	401,649	73,090	474,739
Total assets	$12,566,959	$1,320,220	$13,887,179

Liabilities:
Debt obligations	$10,061,754	$294,193	$10,355,947
Allowance for loss-sharing obligations	—	95,821	95,821
Other liabilities and due to related parties	240,718	79,745	320,463
Total liabilities	$10,302,472	$469,759	$10,772,231

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 11
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to common stockholders	$38,463	$58,175	$92,852	$163,445
Adjustments:
Net income attributable to noncontrolling interest	3,211	5,028	7,828	14,119
Income from mortgage servicing rights	(15,538)	(13,195)	(34,598)	(37,928)
Deferred tax benefit	(1,791)	(2,026)	(3,532)	(8,922)
Amortization and write-offs of MSRs	18,906	18,792	59,595	56,728
Depreciation and amortization	6,089	2,564	17,240	8,802
Loss on extinguishment of debt	—	—	2,319	412
Provision for credit losses, net	18,381	17,077	27,572	63,337
(Gain) loss on derivative instruments, net	2,110	(1,217)	(3,261)	4,677
Loss on real estate	369	—	5,035	—
Stock-based compensation	2,738	2,977	11,284	11,748
Distributable earnings (1)	$72,938	$88,175	$182,334	$276,418

Diluted distributable earnings per share (1)	$0.35	$0.43	$0.87	$1.35

Diluted weighted average shares outstanding (1) (2)	210,517,762	205,347,309	208,807,751	205,448,479
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when

Arbor Realty Trust Reports Third Quarter 2025 Results and Declares Dividend of $0.30 per Share

October 31, 2025	Page 12
management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.